Exhibit 3.1

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

PONO CAPITAL THREE, INC.

An Exempted Company Limited By Shares

MEMORANDUM OF ASSOCIATION (Adopted by special resolution dated 12 October 2022)

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

MEMORANDUM OF ASSOCIATION

OF

PONO CAPITAL THREE, INC.

(Adopted by special resolution dated 12 October 2022)

An Exempted Company Limited By Shares

1	NAME

The name of the Company is PONO CAPITAL THREE, INC.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE

The registered office of the Company is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide.

4	OBJECTS AND CAPACITY

Subject to paragraph 9 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit.

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5	SHARE CAPITAL

The share capital of the Company is USD 50,000 divided into 100,000,000 Class A Ordinary Shares of par value US$0.0001 each, 10,000,000 Class B Ordinary Shares of par value US$0.0001 each and 1,000,000 Preferred Shares of par value US$0.0001 each. There is no limit on the number of shares of any class which the Company is authorised to issue. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

i.	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

ii.	subject to any limitations or restrictions,

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

6	LIABILITY OF MEMBERS

The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

7	CONTINUATION

The Company may exercise the powers contained in the Companies Act to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

8	DEFINITIONS

Capitalised terms used and not defined in this Memorandum of Association shall bear the same meaning as those given in the Articles of Association of the Company.

9	EXEMPTED COMPANY

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

10	FINANCIAL YEAR

The financial year end of the Company is 31 December or such other date as the Directors may from time to time decide and annex to this Memorandum.

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THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

PONO CAPITAL THREE, INC.

An Exempted Company Limited By Shares

articles OF ASSOCIATION (Adopted by special resolution dated 12 October 2022)

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

ARTICLES OF ASSOCIATION

OF

PONO CAPITAL THREE, INC.

(Adopted by special resolution dated 12 October 2022)

An Exempted Company Limited By Shares

1	DEFINITIONS AND INTERPRETATION

1.1	The Regulations contained in Table A in the First Schedule to the Companies Act do not apply to the Company. In these Articles of Association, if not inconsistent with the context, the following words and expressions shall have the following meanings:

Amendment has the meaning ascribed to it in Article 37.13;

Amendment Redemption Event has the meaning ascribed to it in Article 37.13;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Approved Amendment has the meaning ascribed to it in Article 37.13;

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Audit Committee means the audit committee of the Company formed pursuant to Article 23.8 hereof, or any successor audit committee;

Auditor means the person for the time being performing the duties of auditor of the Company;

Automatic Redemption Event shall have the meaning given to it in Article 37.2;

Business Combination means the initial acquisition by the Company, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value;

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Business Day means a day other than:

(a)	a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City;

(b)	a Saturday; or

(c)	a Sunday;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Class A Share means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company;

Class B Share means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company;

Class B Share Entitlement means the right of the Sponsor as holder of the Class B Shares (including on an as-converted basis) to 20 per cent. of all entitlements to income and capital arising in respect of all Shares in issue from time to time;

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect;

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Companies Act means the Companies Act (Revised), as amended or re-enacted from time to time;

Company means the above named company;

Default Rate means 10% (ten per cent) per annum;

Designated Stock Exchange means Nasdaq Capital Market or any other national securities exchange on which the Shares are listed for trading;

Director means a director of the Company appointed in accordance with these Articles;

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Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Transactions Act means the Electronic Transactions Act of the Cayman Islands;

Equity-Linked Securities means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

Fair Value shall mean a value at least equal to 80% of the balance in the Trust Account (excluding any deferred underwriting fees and any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for a Business Combination;

Fully Paid and Paid Up:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

Independent Director means a Director who is an independent director as defined in the rules and regulations of the Designated Stock Exchange as determined by the Directors;

Initial Members means the Sponsor, the Directors and Officers or their respective affiliates who hold Shares prior to the IPO;

IPO means the initial public offering of units, consisting of Shares and warrants of the Company and rights to receive Shares;

Joint Holders has the meaning ascribed to it in Article 26.11;

Member has the same meaning as in the Companies Act;

Memorandum means the memorandum of association of the Company as amended from time to time;

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Officer means a person then appointed to hold an office in the Company; and the expression includes a Director, alternate Director or liquidator;

Ordinary Resolution means a resolution:

(a)	passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

Original Shares has the meaning ascribed to it in Article 27.2(b);

Over-Allotment Option means the option of the Underwriters to purchase up to an additional 15% of the firm units (as described at Article 4.5) sold in the IPO at a price equal to US$10.00 per unit, less underwriting discount and commissions;

Per-Share Redemption Price means:

(a)	with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (including interest not previously released to us, which shall be net of taxes payable, and less up to $70,000 of such interest to pay dissolution expenses) divided by the number of then outstanding Public Shares;

(b)	with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account, including interest earned but net of taxes payable, divided by the number of then outstanding Public Shares; and

(c)	with respect to either a Tender Redemption Offer or a Redemption Offer, the aggregate amount then on deposit in the Trust Account (net of taxes payable), divided by the number of then outstanding Public Shares;

Preferred Share means a preferred share of a par value of US$0.0001 in the share capital of the Company;

Public Share means the Class A Shares included in the units issued in the IPO (as described in Article 4.5);

Redemption Offer has the meaning ascribed to it in Article 37.6;

Register of Directors and Officers means the register of Directors and Officers maintained by the Company in accordance with these Articles;

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Register of Members means the register of Members maintained in accordance with the Companies Act and includes (except where otherwise stated) any branch or duplicate register of Members;

Registrar means the Registrar of Companies and includes the Deputy Registrar of Companies;

Registered Office means the registered office for the time being of the Company;

Registration Statement has the meaning ascribed to it in Article 37.12;

Residual Assets has the meaning ascribed to it in Article 4.6(d);

Seal means any seal which has been duly adopted as the common seal of the Company and includes every duplicate Seal;

SEC means the United States Securities and Exchange Commission;

Secretary means the person appointed to perform any or all of the duties of secretary of the Company, including any assistant secretary;

Share means a Class A Share, Class B Share or a Preferred Share in the share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share;

Special Resolution means a special resolution passed in accordance with Section 60 of the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

Sponsor means Mehana Equity LLC, a Delaware limited liability company, being the sole Member immediately prior to the consummation of the IPO;

Sponsor Group means the Sponsor and its respective affiliates, successors and assigns;

Target Business means any businesses or entity with whom the Company wishes to undertake a Business Combination;

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Target Business Acquisition Period shall mean the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the Company’s IPO up to and including the first to occur of:

(a)	a Business Combination; or

(b)	the Termination Date;

Tax Filing Authorised Person means such person as any Director shall designate from time to time, acting severally;

Tender Redemption Offer has the meaning ascribed to it in Article 37.5;

Termination Date has the meaning given to it in Article 37.2;

Treasury Share means a Share that has been repurchased, redeemed, surrendered to or otherwise acquired by the Company and not cancelled;

Trust Account means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited;

Underwriter means an underwriter of the IPO from time to time, and any successor underwriter; and

Written includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange and electronic mail in accordance with the Electronic Transactions Act and in writing shall be construed accordingly.

1.2	In the Memorandum and these Articles, unless the context otherwise requires,

(a)	a reference to:

(i)	any Cayman Islands law or regulation, is a reference to such law or regulation as amended or re-enacted from time to time;

(ii)	the singular includes the plural and vice versa;

(iii)	a person includes all legal persons and natural persons; and

(iv)	legal persons include all forms of corporate entity and any other person having capacity to act in its own name created by or in accordance with the laws or regulations of any jurisdiction;

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(b)	if a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day;

(c)	where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning;

(d)	all references to time are to be calculated by reference to time in the place where the Company’s registered office is located;

(e)	the words including, include and in particular or any similar expression are to be construed without limitation; and

(f)	headings are for ease of reference only and shall be disregarded in interpreting the Memorandum and the Articles.

2	REGISTERED SHARES

Registered Shares

2.1	The Company shall issue registered Shares only.

No Bearer Shares or warrants

2.2	The Company is not authorised to issue bearer Shares or warrants, convert registered Shares to bearer Shares or exchange registered Shares or warrants for bearer Shares.

3	SHARE CERTIFICATES

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under Seal or executed in such other manner as the Directors determine.

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3.3	Every certificate shall bear legends required under the Applicable Laws.

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

	(a)	evidence;

	(b)	indemnity;

	(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

	(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	ISSUE OF SHARES

Power to issue Shares and options, with or without special rights

4.1	Subject to the provisions of the Companies Act and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares of the Company to such persons, at such times and on such terms and conditions as they may decide, save that the Directors may not allot, issue, grant options over or otherwise deal with any unissued Shares to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion described at Article 38. No Share may be issued at a discount except in accordance with the provisions of the Companies Act.

4.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares of the Company:

(a)	either at a premium or at par;

(b)	with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

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4.3	Notwithstanding Article 4.2 above, following an IPO and prior to a Business Combination, the Company may not issue additional Shares that would entitle the holders thereof to:

(a)	receive funds from the Trust Account; or

(b)	vote on any Business Combination.

4.4	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

4.5	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the Directors may decide. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO unless the managing Underwriter determines that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO with the SEC and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

4.6	Each Share in the Company confers upon the Member:

(a)	subject to Article 35, the right to one vote at a meeting of the Members of the Company or on any resolution of Members;

(b)	the right to be redeemed on an Automatic Redemption Event in accordance with Article 37.2 or pursuant to either a Tender Redemption Offer or Redemption Offer in accordance with Article 37.5 or pursuant to an Amendment Redemption Event in accordance with Article 37.13;

(c)	a pro rata right in any dividend paid by the Company; and

(d)	subject to satisfaction of and compliance with Article 37, a pro rata right in the distribution of the surplus assets of the Company on its liquidation provided that in the event that the Company enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event any surplus assets (Residual Assets) of the Company remain following the Company having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions pursuant to Article 37, the Public Shares shall not have any right to receive any share of those Residual Assets which are held outside the Trust Account and such Residual Assets shall be distributed (on a pro rata basis) only in respect of those Shares that are not Public Shares.

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Power to issue fractions of a Share

4.7	Subject to the Companies Act, the Company may, but shall not otherwise be obliged to, issue fractions of a Share of any class or round up or down fractional holdings of Shares to its nearest whole number. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

4.8	The Company may, in so far as the Companies Act permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares in the Company. That commission may be satisfied by the payment of cash or the allotment of Fully Paid or partly-paid Shares or partly in one way and partly in another.

4.9	The Company may employ a broker in the issue of its capital and pay them any proper commission or brokerage.

Trusts not recognised

4.10	Except as required by Applicable Law:

(a)	the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Power to vary class rights

4.11	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

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4.12	For the purpose of paragraph 4.11(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

4.13	Notwithstanding Article 4.10, unless the proposed variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination, prior to a Business Combination but subject always to the limitations set out in Article 35 in respect of amendments to the Memorandum and Articles, the rights attached to the Shares as specified in Article 4.5 may only, whether or not the Company is being wound up, be varied by a Special Resolution, and any such variation that has to be approved under this Article shall also be subject to compliance with Article 37.13.

Effect of new Share issue on existing class rights

4.14	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

4.15	With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	it shall be treated as if it were a share premium;

(b)	unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares - it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class - it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds); and

(iii)	it shall be subject to the provisions of the Companies Act and these Articles applicable to share premiums.

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Treasury Shares

4.16	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Companies Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum, the Articles and the Companies Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

4.17	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

4.18	The Company shall be entered in the Register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act.

4.19	Nothing in the preceding Article prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

4.20	Treasury Shares may be disposed of by the Company in accordance with the Companies Act and otherwise on such terms and conditions as the Directors determine.

5	register of members

5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Companies Act.

5.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Companies Act. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

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5.3	The title to Public Shares may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the Register of Members may be maintained in accordance with Article 40B of the Companies Act.

6	Lien on Shares

Nature and scope of lien

6.1	The Company has a first and paramount lien on all Shares (whether Fully Paid or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

6.2	At any time the Directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

6.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

6.4	The Shares may be sold in such manner as the Directors determine.

6.5	To the maximum extent permitted by Applicable Law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

6.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

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Consequences of sale of Shares to satisfy lien

6.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

6.8	Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by them to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

6.9	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Shares have been sold:

(a)	if no certificate for the Shares was issued, at the date of the sale; or

(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation,

but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Shares before the sale.

7	Calls on Shares and forfeiture

Power to make calls and effect of calls

7.1	Subject to the terms of allotment, the Directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on their Shares as required by the notice.

7.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

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7.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. A person shall not be liable for calls made after such person is no longer registered as Member in respect of those Shares.

Time when call made

7.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

7.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

7.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

7.7	The Directors may waive payment of the interest wholly or in part.

Deemed calls

7.8	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

7.9	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by them although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

7.10	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

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Notice of default

7.11	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

7.12	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

7.13	If the notice under the preceding Article is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

7.14	The Directors may accept the surrender for no consideration of any Fully Paid Share.

7.15	Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

7.16	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

7.17	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

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7.18	Despite the forfeiture or surrender of their Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by them to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

7.19	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

7.20	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall their title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

8	Transfer of Shares

Form of transfer

8.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

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8.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration

8.3	If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 4.4 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

Power to suspend registration

8.4	The Directors may suspend registration of the transfer of Shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

Company may retain instrument of transfer

8.5	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

9	Transmission of Shares

Persons entitled on death of a Member

9.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

9.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

9.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

9.4	That person must produce such evidence of their entitlement as the Directors may properly require.

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9.5	If the person elects to become the holder of the Share, they must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

9.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

9.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

9.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

9.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which they would be entitled if they were registered as the holder of the Share. However, until they are registered as Member in respect of the Share, they shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

10	ALTERATION OF CAPITAL

Increasing, consolidating, converting, dividing and cancelling share capital

10.1	To the fullest extent permitted by the Companies Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

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(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

10.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members:

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

10.3	For that purpose, the Directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

10.4	Subject to the Companies Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

11	REDEMPTION AND PURCHASE OF OWN SHARES

Power to issue redeemable Shares and to purchase own Shares

11.1	Subject to the Companies Act and Article 37, and to any rights for the time being conferred on the Members holding a particular class of Shares, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

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(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

11.2	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of any combination of the following:

(a)	capital;

(b)	its profits; and

(c)	the proceeds of a fresh issue of Shares.

11.3	With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in Article 38.5;

(b)	Class B Shares held by the Sponsor shall, following consummation of the IPO, be surrendered by the Sponsor on a pro rata basis for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Class B Shares will at all times represent 20% of the Company’s issued Shares after the IPO; and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 38.5.

Power to pay for redemption or purchase in cash or in specie

11.4	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 11.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

11.5	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(b)	the price for the Share; and

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(c)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(d)	the Member’s name shall be removed from the Register of Members with respect to the Share; and

(e)	the Share shall be cancelled or held as a Treasury Shares, as the Directors may determine.

11.6	For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

11.7	For the avoidance of doubt, redemptions and repurchases of Shares in the circumstances described in Articles 11.3(a), 11.3(b) and 11.3(c) above shall not require further approval of the Members.

12	MEETINGS OF MEMBERS

Power to call meetings

12.1	To the extent required by the Designated Stock Exchange, an annual general meeting of the Company shall be held no later than one year after the first financial year end occurring after the IPO, and shall be held in each year thereafter at such time as determined by the Directors and the Company may, but shall not (unless required by the Companies Act or the rules and regulations of the Designated Stock Exchange) be obliged to, in each year hold any other general meeting.

12.2	The agenda of the annual general meeting shall be set by the Directors and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).

12.3	Annual general meetings shall be held in New York, USA or in such other places as the Directors may determine.

12.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

12.5	The Directors may call a general meeting at any time.

12.6	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

12.7	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

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12.8	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

12.9	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners.

(c)	be delivered in accordance with the notice provisions.

12.10	Should the Directors fail to call a general meeting within 21 Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

12.11	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

12.12	Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Content of notice

12.13	Notice of a general meeting shall specify each of the following:

(a)	the place, the date, and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d), the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

12.14	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

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Period of notice

12.15	At least five Clear Days’ notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Shares giving that right.

Persons entitled to receive notice

12.16	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member; and

(c)	the Directors.

Publication of notice on a website

12.17	Subject to the Companies Act or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date, and time of the general meeting.

12.18	If a Member notifies the Company that they are unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

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Time a website notice is deemed to be given

12.19	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

12.20	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

12.21	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

12.22	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

13	PROCEEDINGS AT MEETINGS OF MEMBERS

Quorum

13.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members who together hold not less than a majority of the issued and outstanding Shares entitled to attend and vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Lack of quorum

13.2	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	if the meeting was requisitioned by Members, it shall be cancelled; and

(b)	in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

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Use of technology

13.3	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting.

Chair

13.4	The chair of a general meeting shall be the chair of the board or such other Director as the Directors have nominated to chair board meetings in the absence of the chair of the board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

13.5	If no Director is present within 15 minutes of the time appointed for the meeting, or if no Director is willing to act as chair, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

13.6	Even if a Director is not a Member, they shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares in the Company.

Adjournment

13.7	The chair may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chair must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

13.8	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

13.9	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

13.10	A poll demanded on the question of adjournment shall be taken immediately.

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13.11	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chair directs, not being more than 30 Clear Days after the poll was demanded.

13.12	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

13.13	A poll shall be taken in such manner as the chair directs. They may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than place, the chair may appoint scrutineers in more than place; but if they consider that the poll cannot be effectively monitored at that meeting, the chair shall adjourn the holding of the poll to a date, place and time when that can occur.

Chair’s casting vote

13.14	If the votes on a resolution are equal, the chair may if they wish exercise a casting vote.

Amendments to resolutions

13.15	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chair of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chair of the meeting, materially alter the scope of the resolution.

13.16	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chair of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chair considers is necessary to correct a grammatical or other non-substantive error in the resolution.

13.17	If the chair of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chair’s error does not invalidate the vote on that resolution.

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Written resolutions

13.18	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

13.19	Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

13.20	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

13.21	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes they wish to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-member company

13.22	If the Company has only one Member, and the Member records in writing their decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

14	VOTING RIGHTS OF MEMBERS

Right to vote

14.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

Members may vote in person or by proxy.

14.2	Every Member shall have one vote for each Share they hold, unless any Share carries special voting rights.

14.3	A fraction of a Share shall entitle its holder to an equivalent fraction of one vote.

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14.4	No Member is bound to vote on their Shares or any of them; nor are they bound to vote each of their Shares in the same way.

Rights of joint holders

14.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

14.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

14.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

14.8	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

14.9	The Directors may require the production of any evidence which they consider necessary to determine the validity of the notice.

14.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

14.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors had actual notice of the revocation.

14.12	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

14.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

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14.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

14.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chair whose decision shall be final and conclusive.

Form of proxy

14.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

14.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

14.18	If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

14.19	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

14.20	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with the Article above about signing proxies; but such revocation will not affect the validity of any acts carried out by the proxy before the Directors had actual notice of the revocation.

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How and when proxy is to be delivered

14.21	Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	in the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

14.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under the preceding Article not less than 24 hours before the time appointed for the taking of the poll;

(b)	but if it is to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be e delivered as required under the preceding Article not less than two hours before the time appointed for the taking of the poll.

14.23	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

14.24	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing them limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by their proxy on the same resolution, unless in respect of different Shares, shall be invalid.

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15	Number of Directors

15.1	Unless otherwise determined by Ordinary Resolution, the minimum number of Directors shall be one and there shall be no maximum.

16	Appointment, disqualification and removal of Directors

No age limit

16.1	There is no age limit for Directors save that they must be aged at least 18 years.

Corporate Directors

16.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about directors’ meetings.

No shareholding qualification

16.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of their appointment.

Appointment and removal of Directors

16.4	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Immediately prior to the consummation of the IPO, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

16.5	Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination holders of Class A Shares shall have no right to vote on the appointment or removal of any Director. This Article may only be amended by a Special Resolution passed by holders representing at least 90% of the outstanding Class B Shares.

16.6	Subject to Article 16.4 and 16.5, the Company may by Ordinary Resolution appoint any person to be a Director.

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16.7	Subject to death, resignation or removal, and with the exception of those Directors appointed prior to the first annual general meeting of the Company, each Director shall serve a term of office that will expire at the third succeeding annual general meeting after their appointment or election.

16.8	A Director may be removed from office with or without cause by:

(a)	(following the consummation of the Business Combination but not at any time before) an Ordinary Resolution passed at a meeting of Members called for the purposes of removing the Director or for purposes including the removal of the Director; or

(b)	subject to Article 15.4 and 15.5, a resolution of Directors passed at a meeting of Directors.

16.9	The Directors shall have power at any time to appoint any person to be a Director who:

(a)	is recommended as a Director nominee by a majority of the Independent Directors; and

(b)	is willing to act as a Director,

either to fill a vacancy or as an additional Director. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been elected and qualified.

16.10	Notwithstanding the other provisions of these Articles, in any case where, as a result of death, the Company has no Directors and no Members, the personal representatives of the last Members to have died have the power, by notice in writing to the Company, to appoint a person to be a Director. For the purpose of this Article:

(a)	where two or more Members die in circumstances rendering it uncertain who was the last to die, a younger Member is deemed to have survived an older Member;

(b)	if the last Member died leaving a will which disposes of that Member’s shares in the Company (whether by way of specific gift, as part of the residuary estate, or otherwise):

(i)	the expression personal representatives of the last Member means:

(1)	until a grant of probate in respect of that will has been obtained from the Grand Court of the Cayman Islands, all of the executors named in that will who are living at the time the power of appointment under this Article is exercised; and

(2)	after such grant of probate has been obtained, only such of those executors who have proved that will;

(ii)	without derogating from section 3(1) of the Succession Act (Revised), the executors named in that will may exercise the power of appointment under this Article without first obtaining a grant of probate.

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16.11	A remaining Director may appoint a Director even though there is not a quorum of Directors.

16.12	No appointment can cause the number of Directors to exceed the maximum; and any such appointment shall be invalid.

16.13	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange.

Resignation of Directors

16.14	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

16.15	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

16.16	A director’s office shall be terminated forthwith if:

(a)	they are prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	they are made bankrupt or makes an arrangement or composition with their creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom they are being treated they become physically or mentally incapable of acting as a Director; or

(d)	they are made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(e)	without the consent of the other Directors, they are absent from meetings of Directors for a continuous period of six months; or

(f)	all of the other Directors (being not less than two in number) determine that they should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

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17	Alternate Directors

Appointment and removal

17.1	Until the consummation of a Business Combination, a Director may not appoint an alternate. Following the consummation of a Business Combination, Articles 17.2 to 17.5 inclusive shall apply.

17.2	Subject to Article 17.1, any Director may appoint any other person, including another Director, to act in their place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the other Directors. Such notice must be given to each other Director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other Director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 32.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one Director (and to the email address of the Company pursuant to Article 17.5(c)).

17.3	Without limitation to the preceding Article, a Director may appoint an alternate for a particular meeting by sending an email to their fellow Directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 17.4.

17.4	A Director may revoke their appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the other Directors. Such notice must be given by either of the methods specified in Article 17.2.

17.5	A notice of appointment or removal of an alternate Director must also be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 32.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

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(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 32.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

17.6	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

17.7	An alternate Director shall be entitled to attend and vote at any board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in their absence.

17.8	For the avoidance of doubt:

(a)	if another Director has been appointed an alternate Director for one or more Directors, they shall be entitled to a separate vote in their own right as a Director and in right of each other Director for whom they have been appointed an alternate; and

(b)	if a person other than a Director has been appointed an alternate Director for more than one Director, they shall be entitled to a separate vote in right of each Director for whom they have been appointed an alternate.

17.9	An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

17.10	An alternate Director shall cease to be an alternate Director if the Director who appointed them ceases to be a Director.

Status of alternate Director

17.11	An alternate Director shall carry out all functions of the Director who made the appointment.

17.12	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

17.13	An alternate Director is not the agent of the Director appointing them.

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17.14	An alternate Director is not entitled to any remuneration for acting as alternate Director.

17.15	Status of the Director making the appointment

17.16	A Director who has appointed an alternate is not thereby relieved from the duties which they owe the Company.

18	Powers of Directors

Powers of Directors

18.1	Subject to the provisions of the Companies Act, the Memorandum and these Articles, the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

18.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Companies Act, following the consummation of the IPO, Members may by Special Resolution validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Appointments to office

18.3	The Directors may appoint a Director:

(a)	as chair of the board of Directors;

(b)	as vice-chair of the board of Directors;

(c)	as managing Director;

(d)	to any other executive office

for such period and on such terms, including as to remuneration, as they think fit.

18.4	The appointee must consent in writing to holding that office.

18.5	Where a chair is appointed they shall, unless unable to do so, preside at every meeting of Directors.

18.6	If there is no chair, or if the chair is unable to preside at a meeting, that meeting may select its own chair; or the Directors may nominate one of their number to act in place of the chair should they ever not be available.

18.7	Subject to the provisions of the Companies Act, the Directors may also appoint any person, who need not be a Director:

(a)	as Secretary; and

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(b)	to any office that may be required (including, for the avoidance of doubt, one or more chief executive officers, presidents, a chief financial officer, a treasurer, vice-presidents, one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries), for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

18.8	The Secretary or Officer must consent in writing to holding that office.

18.9	A Director, Secretary or other Officer of the Company may not hold the office, or perform the services, of Auditor.

Remuneration

18.10	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no cash remuneration shall be paid to any Director prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all out of pocket expenses properly incurred by them in connection with activities on behalf of the Company, including identifying and consummating a Business Combination.

18.11	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to them.

18.12	Unless their fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

18.13	The Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the Register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in their possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the rules of any stock exchange upon which the Company’s shares are listed; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

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19	Delegation of powers

Power to delegate any of the directors’ powers to a committee

19.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors.

19.2	The delegation may be collateral with, or to the exclusion of, the directors’ own powers.

19.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

19.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

Power to appoint an agent of the Company

19.5	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

19.6	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

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19.7	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Power to appoint a proxy

19.8	Any Director may appoint any other person, including another Director, to represent them at any meeting of the Directors. If a Director appoints a proxy, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing Director.

19.9	Articles 17.1 to 17.5 inclusive (relating to the appointment by Directors of alternate Directors) apply, mutatis mutandis, to the appointment of proxies by Directors.

19.10	A proxy is an agent of the Director appointing them and is not an Officer.

20	Meetings of Directors

Regulation of directors’ meetings

20.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

20.2	Any Director may call a meeting of Directors at any time. The Secretary, if any, must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

20.3	Every Director shall be given notice of a meeting, although a Director may waive retrospectively the requirement to be given notice. Notice may be oral. Attendance at a meeting without written objection shall be deemed to be a waiver of such notice requirement.

Period of notice

20.4	At least 5 Clear Days’ notice of a meeting of Directors must be given to Directors. A meeting may be convened on shorter notice with the consent of all Directors.

Use of technology

20.5	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

20.6	A Director participating in this way is deemed to be present in person at the meeting.

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Place of meetings

20.7	If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum

20.8	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number or unless the Company has only one Director.

Voting

20.9	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chair may, if they wish, exercise a casting vote.

Validity

20.10	Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

Recording of dissent

20.11	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	their dissent is entered in the minutes of the meeting; or

(b)	they have filed with the meeting before it is concluded signed dissent from that action; or

(c)	they have forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

20.12	A Director who votes in favour of an action is not entitled to record their dissent to it.

Written resolutions

20.13	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

20.14	Despite the foregoing, a resolution in writing signed by a validly appointed alternate Director or by a validly appointed proxy need not also be signed by the appointing Director. If a written resolution is signed personally by the appointing Director, it need not also be signed by their alternate or proxy.

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20.15	Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

Sole director’s minute

20.16	Where a sole Director signs a minute recording their decision on a question, that record shall constitute the passing of a resolution on those terms.

21	Permissible directors’ interests and disclosure

Permissible interests subject to disclosure

21.1	Save as expressly permitted by these Articles or as set out below, a Director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

21.2	If, notwithstanding the prohibition in the preceding Article, a Director discloses to their fellow Directors the nature and extent of any material interest or duty in accordance with the next Article, they may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the Director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

21.3	Such disclosure may be made at a meeting of the board or otherwise (and, if otherwise, it must be made in writing). The Director must disclose the nature and extent of their direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

21.4	If a Director has made disclosure in accordance with the preceding Article, then they shall not, by reason only of their office, be accountable to the Company for any benefit that they derive from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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Notification of interests

21.5	For the purposes of the preceding Articles:

(a)	a general notice that a Director gives to the other Directors that they are to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that they have an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect them to have knowledge shall not be treated as an interest of theirs.

Voting where a Director is interested in a matter

21.6	A Director may vote at a meeting of Directors on any resolution concerning a matter in which that Director has an interest or duty, whether directly or indirectly, so long as that Director discloses any material interest pursuant to these Articles. The Director shall be counted towards a quorum of those present at the meeting. If the Director votes on the resolution, their vote shall be counted.

21.7	Where proposals are under consideration concerning the appointment of two or more Directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning their own appointment.

22	Minutes

22.1	The Company shall cause minutes to be made in books kept for the purpose in accordance with the Companies Act.

23	Accounts and audit

Accounting and other records

23.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Companies Act.

No automatic right of inspection

23.2	Members are only entitled to inspect the Company’s records if they are expressly entitled to do so by law, or by resolution made by the Directors or passed by Ordinary Resolution.

Sending of accounts and reports

23.3	The Company’s accounts and associated directors’ report or auditor’s report that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions; or

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(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website;

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

23.4	If, for any reason, a person notifies the Company that they are unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under the next Article.

Time of receipt if documents are published on a website

23.5	Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 5 Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least five Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least 5 Clear Days’ notice of the hearing.

Validity despite accidental error in publication on website

23.6	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

Audit

23.7	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

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23.8	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

23.9	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

23.10	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

23.11	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

23.12	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

23.13	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

24	Financial year

24.1	Unless the Directors otherwise specify, the financial year of the Company:

(a)	shall end on 31 December in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1 January each following year.

25	Record dates

25.1	Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for:

(a)	calling a general meeting;

(b)	declaring or paying a dividend;

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(c)	making or issuing an allotment of Shares; or

(d)	conducting any other business required pursuant to these Articles.

25.2	The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

26	Dividends

Declaration of dividends by Members

26.1	Subject to the provisions of the Companies Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

26.2	The Directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

26.3	Subject to the provisions of the Companies Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made; and

(b)	upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

26.4	If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

26.5	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	if the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears;

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(b)	the Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

26.6	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. If a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

26.7	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

26.8	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

26.9	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

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(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

26.10	For the purpose of Article 26.9(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 26.9(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to their nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

26.11	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

26.12	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other moneys not to bear interest in absence of special rights

26.13	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

26.14	If a dividend cannot be paid to a Member or remains unclaimed within 6 weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

26.15	A dividend that remains unclaimed for a period of 6 years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

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27	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

27.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

27.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares; and/or

(b)	by issuing Fully Paid Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

27.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

27.4	Subject to the Companies Act, if a fraction of a Share, a debenture, or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay them the cash equivalent of the fraction.

28	Share premium account

Directors to maintain share premium account

28.1	The Directors shall establish a share premium account in accordance with the Companies Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Companies Act.

Debits to share premium account

28.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Companies Act.

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28.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Companies Act, out of capital.

29	Seal

Company Seal

29.1	The Company may have a Seal if the Directors so determine.

Duplicate Seal

29.2	Subject to the provisions of the Companies Act, the Company may also have a duplicate Seal or seals for use in any place or places outside the Cayman Islands. Each duplicate Seal shall be a facsimile of the original Seal of the Company. However, if the Directors so determine, a duplicate Seal shall have added on its face the name of the place where it is to be used.

When and how Seal is to be used

29.3	A Seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a Seal is affixed must be signed in one of the following ways:

(a)	by a Director (or their alternate) and the Secretary; or

(b)	by a single Director (or their alternate).

If no Seal is adopted or used

29.4	If the Directors do not adopt a Seal, or a Seal is not used, a document may be executed in the following manner:

(a)	by a Director (or their alternate) or any Officer to which authority has been delegated by resolution duly adopted by the Directors;

(b)	by a single Director (or their alternate); or

(c)	in any other manner permitted by the Companies Act.

Power to allow non-manual signatures and facsimile printing of Seal

29.5	The Directors may determine that either or both of the following applies:

(a)	that the Seal or a duplicate Seal need not be affixed manually but may be affixed by some other method or system of reproduction; and/or

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

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Validity of execution

29.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the Seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

30	Indemnity

Indemnity

30.1	To the maximum extent permitted by Applicable Law, the Company shall indemnify each existing or former Secretary, Director (including alternate Director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

30.2	No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of their own actual fraud, wilful default or wilful neglect.

30.3	To the extent permitted by Applicable Law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in Article 30.1(a) or 30.1(b) on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

Release

30.4	To the extent permitted by Applicable Law, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of their office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

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Insurance

30.5	To the extent permitted by Applicable Law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company; and

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

31	Notices

Form of notices

31.1	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

31.2	Without limitation to Articles 17.2 to 17.5 inclusive (relating to the appointment and removal by Directors of alternate Directors) and to Articles 19.8 to 19.10 inclusive (relating to the appointment by Directors of proxies), a notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

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(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those Directors who were absent from the meeting at which the resolution was passed.

31.3	If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

31.4	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

31.5	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

31.6	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

31.7	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the Register of Members.

Signatures

31.8	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

31.9	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

31.10	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

31.11	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

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Giving notice to a deceased or bankrupt Member

31.12	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

31.13	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

31.14	A notice is given on the date identified in the following table.

Method for giving notices	When taken to be given
Personally	At the time and date of delivery
By leaving it at the member’s registered address	At the time and date it was left
If the recipient has an address within the Cayman Islands, by posting it by prepaid post to the street or postal address of that recipient	48 hours after it was posted
If the recipient has an address outside the Cayman Islands, by posting it by prepaid airmail to the street or postal address of that recipient	3 Clear Days after posting
By Electronic Record (other than publication on a website), to recipient’s Electronic address	Within 24 hours after it was sent
By publication on a website	See the Articles about the time when notice of a meeting of Members or accounts and reports, as the case may be, are published on a website

Saving provision

31.15	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

32	Authentication of Electronic Records

Application of Articles

32.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 32.2 or Article 32.4 applies.

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Authentication of documents sent by Members by Electronic means

32.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 32.7 does not apply.

32.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 32.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

32.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 32.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in their own right or as a representative of the Company.

32.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 32.7 applies.

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Manner of signing

32.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

32.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document;

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document,

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

33	Transfer by way of continuation

33.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

33.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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34	Winding up

Distribution of assets in specie

34.1	If the Company is wound up, the Members may, subject to these Articles and any other sanction required by the Companies Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

34.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

The Directors are authorised to present a winding up petition

34.3	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

35	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

35.1	Subject to the Companies Act and Article 35.2, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

35.2	Subject to the Companies Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part save that no amendment may be made to the Memorandum or Articles to amend:

(a)	Article 37 prior to the Business Combination unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in Article 37.13; or

(b)	this Article 35.2 during the Target Business Acquisition Period.

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36	Mergers and Consolidations

36.1	The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

37	Business Combination

37.1	Articles 37.1 to 37.13 shall terminate upon consummation of any Business Combination.

37.2	The Company has within 15 months (or up to 18 months at the election of the Company pursuant to two or three month extensions) from the closing of the IPO to consummate a Business Combination. In the event that the Company does not consummate a Business Combination within 15 months from the closing of the IPO (the Termination Date), such failure shall trigger an automatic redemption of the Public Shares (an Automatic Redemption Event) and the Directors shall take all such action necessary to:

(a)	cease all operations except for the purpose of winding up;

(b)	as promptly as reasonably possible but no more than 10 Business Days thereafter to redeem the Public Shares to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and

(c)	as promptly as reasonably possible following such Automatic Redemption Event, subject to the approval of our remaining Members and our Directors, liquidate and dissolve the Company, subject to the Company’s obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law.

In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

37.3	Unless a Member vote is required by law or the rules of the Designated Stock Exchange, or, at the sole discretion of the Directors, the Directors determine to hold a Member vote for business or other reasons, the Company may enter into a Business Combination without submitting such Business Combination to its Members for approval.

37.4	Although not required, in the event that a Member vote is held, and a majority of the votes of the Shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorised to consummate the Business Combination.

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37.5	In the event that a Business Combination is consummated by the Company other than in connection with a Member vote under Article 36.4, the Company will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the Tender Redemption Offer), provided however that the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or Officers pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 Business Days and the Company will not be permitted to consummate its Business Combination until the expiry of such tender offer period. If in the event a Member holding Public Shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the tender offer, the Company shall, promptly after the consummation of the Business Combination, pay such redeeming Member, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

37.6	In the event that a Business Combination is consummated by the Company in connection with a shareholder vote held pursuant to Article 37.4 in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the Redemption Offer), the Company will, subject as provided below, offer to redeem the Public Shares, other than those Shares held by the Initial Shareholders or their affiliates or the Directors or Officers, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price, provided however that:

(a)	the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or Officers pursuant to such Redemption Offer, whether or not such holders accept such Redemption Offer; and

(b)	any other redeeming Member who either individually or together with any affiliate of theirs or any other person with whom they are acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem, without the consent of the Directors, more than 15 per cent. of the total Public Shares sold in the IPO.

37.7	In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 37.5 or 37.6 or an Amendment Redemption Event under Article 37.13 if such redemptions would cause the Company to have net tangible assets of less than US$5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.

37.8	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event they accept a Tender Redemption Offer or a Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account.

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37.9	Prior to a Business Combination, the Company will not issue any securities (other than Public Shares) that would entitle the holder thereof to:

(a)	receive funds from the Trust Account; or

(b)	vote on any Business Combination.

37.10	In the event the Company enters into a Business Combination with a company that is affiliated with the Sponsor or any of the Directors or Officers, the Company will obtain an opinion from an independent investment banking firm or independent accounting firm that such a Business Combination is fair to the holders of the Public Shares from a financial point of view.

37.11	The Company will not effectuate a Business Combination with another “blank cheque” company or a similar company with nominal operations.

37.12	Immediately after the Company’s IPO, that amount of the proceeds received by the Company in or in connection with the IPO (including proceeds of any exercise of the underwriter’s over-allotment option and any proceeds from the simultaneous private placement of like units comprising like securities to those included in the IPO by the Company) as is described in the Company’s registration statement on Form S-1 filed with the SEC (the Registration Statement) at the time it goes effective as shall be deposited in the Trust Account shall be so deposited and thereafter held in the Trust Account until released in the event of a Business Combination or otherwise in accordance with this Article 37. Neither the Company nor any Officer, Director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of:

(a)	a Business Combination; or

(b)	an Automatic Redemption Event,

or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Article 37, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s tax obligations.

37.13	In the event the Directors propose any amendment to Article 37 or to any of the other rights of the Shares as set out at Article 4.6 prior to, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Company’s obligations as described in this Article 37 to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an Amendment) and such Amendment is duly approved by a Special Resolution of the Members (an Approved Amendment), the Company will offer to redeem the Public Shares of any Member for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an Amendment Redemption Event), provided however that the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or Officers pursuant to such offer, whether or not such holders accept such offer.

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38	Class B Share Conversion

38.1	Save and except for the conversion rights referred to in this Article 38 and as otherwise set out in these Articles, subject to Article 4.10, the rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters.

38.2	Class B Shares shall automatically convert into Class A Shares in such a ratio so as to give effect to the Class B Share Entitlement (the Conversion Ratio):

(a)	at any time and from time to time at the option of the holders thereof; and

(b)	automatically on the day of the closing of a Business Combination.

38.3	In order to give effect to the Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at the Conversion Ratio (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted basis, in the aggregate, 20 per cent of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any Shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsor or its Affiliates upon conversion of working capital loans made to the Company.

38.4	Notwithstanding anything to the contrary contained herein, the Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in Article 4.10 hereof.

38.5	The Conversion Ratio shall also take into account any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

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38.6	Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

38.7	References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

38.8	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than the Conversion Ratio.

39	Certain Tax Filings

39.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

40	Business Opportunities

40.1	In recognition and anticipation of the facts that:

(a)	directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Sponsor Group (each of the foregoing, a Sponsor Group Related Person) may serve as Directors and/or Officers; and

(b)	the Sponsor Group engages, and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions under this heading “Business Opportunities” are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Members and the Sponsor Group Related Persons, and the powers, rights, duties and liabilities of the Company and its Officers, Directors and Members in connection therewith.

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40.2	To the fullest extent permitted by Applicable Law, the Sponsor Group and the Sponsor Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either the Sponsor Group or the Sponsor Group Related Persons, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, the Sponsor Group and the Sponsor Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company, unless such opportunity is expressly offered to such Sponsor Group Related Person solely in their capacity as an Officer or Director of the Company and the opportunity is one the Company is permitted to complete on a reasonable basis.

40.3	Except as provided elsewhere in the Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and the Sponsor Group, about which a Director and/or Officer who is also an Sponsor Group Related Person acquires knowledge.

40.4	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

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